UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): April 2, 2025

SHARPLINK GAMING, INC.

(Exact name of registrant as specified in charter)

Delaware	001-41962	87-4752260
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55402

(Address of Principal Executive Offices) (Zip Code)

612-293-0619

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SBET	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 2, 2025, SharpLink Gaming, Inc. (“SharpLink” or the “Company”) entered into an exchange agreement (“Exchange Agreement”) with Alpha Capital Anstalt (“Alpha”), whereby, pursuant to the terms conditions set forth in the Exchange Agreement and in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), 7,202 shares of the Company’s Series A-1 Preferred Stock and 12,481 shares of the Company’s Series B Preferred Stock (collectively, the “Existing Securities”) held by Alpha were exchanged for 464,195 shares of SharpLink’s common stock (“Common Stock”) and 535,805 prefunded warrants to purchase shares of SharpLink’s common stock (“Prefunded Warrants”) at an exercise price of $0.001.

With the exchange of Alpha’s Existing Securities for Common Stock and Prefunded Warrants, SharpLink no longer has any Series A-1 Preferred Stock or Series B Preferred Stock issued and outstanding.

The foregoing description of the Exchange Agreement and the Prefunded Warrants are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 1.1 and 1.2, respectively, to this Form 8-K and are incorporated herein by reference.

Historical Background

On July 26, 2021, Mer Telemanagement Solutions Ltd. (“Legacy MTS”), New SL Acquisition Corp., a wholly owned subsidiary of MTS (“Merger Sub”) and privately held SharpLink, Inc. (“SharpLink, Inc.”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub merged with and into SharpLink, Inc., with SharpLink, Inc. surviving as a wholly owned subsidiary of Legacy MTS (the “Reverse Merger” or “Merger”). Following the Merger, we changed our name from Mer Telemanagement Solutions Ltd. to SharpLink Gaming Ltd. (“SharpLink Israel”) or “Combined Company”). On a fully-diluted basis for the Combined Company, SharpLink, Inc. shareholders owned approximately 86% of the Combined Company (inclusive of a stock option pool of 10% of the fully-diluted outstanding share capital of the Combined Company), and MTS’s securityholders owned approximately 14% of the fully-diluted outstanding capital of the Combined Company.

As a result of the Merger, each outstanding share of SharpLink, Inc. common stock was converted into the right to receive SharpLink Israel ordinary shares (as defined in the Merger Agreement), calculated pursuant to the Exchange Ratio (as defined in the Merger Agreement). Each outstanding share of SharpLink, Inc. Series A Preferred Stock was converted into the right to receive SharpLink Israel Series A-1 Preferred Stock, calculated pursuant to the Exchange Ratio. Each outstanding share of SharpLink, Inc. Series A-1 Preferred Stock was converted into the right to receive SharpLink Israel Series A-1 Preferred Stock, calculated pursuant to the Exchange Ratio. Each outstanding share of SharpLink, Inc. Series B Preferred Stock was converted into the right to receive SharpLink Israel Series B Preferred Stock, calculated pursuant to the Exchange Ratio.

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Alpha Financings

In September 2018, Legacy MTS entered into a securities purchase agreement (the “Alpha Capital SPA”) with Alpha for the investment in a newly-created class of convertible preferred shares, at a price per preferred share of $1.14. The price per share was determined based on a 15% discount to the volume weighted average price of our ordinary shares for the three trading days preceding the signing of the term sheet with Alpha Capital in June 2018. In June 2018, Alpha invested $200,000 in consideration for the issuance of 175,439 of our Ordinary Shares. In October 2018, our shareholders approved the Alpha Capital SPA and the transactions contemplated thereby and the adoption of amended and restated articles of association and certain changes to the structure of our Board of Directors.

The Alpha Capital SPA included a greenshoe option for a future investment by Alpha of up to $1.5 million in the newly created preferred shares at a price per preferred share of $1.14 during the 12 months period following the closing date of the Alpha Capital SPA. On March 29, 2019, Alpha exercised its option in part and purchased 109,649 convertible preferred shares in consideration of $125,000. On June 17, 2019, Alpha exercised its greenshoe option in part and purchased 438,597 additional convertible preferred shares in consideration of $500,000. In October 2019, our Board approved the extension of the term of the greenshoe option by six months until April 30, 2020. On December 31, 2019, Alpha Capital purchased 144,737 additional convertible preferred shares in consideration of $165,000 pursuant to its greenshoe option. On June 23, 2020, Alpha Capital exercised its greenshoe option in part and purchased 622,807 convertible preferred shares in consideration of $710,000. In addition, it converted 200,000 and 600,000 preferred shares into ordinary shares at a 1:1 ratio on June 14, 2020 and June 22, 2020, respectively. The greenshoe option has been exercised in full.

In connection with a closing condition of the Merger Agreement with Legacy MTS and SharpLink, Alpha invested $6.0 million in exchange for approximately 2.8 million shares of SharpLink Series B Preferred Stock.

On February 13, 2024, the Company completed its redomestication from Israel to Delaware and SharpLink Israel’s Series A-1 Preferred Stock and Series B Preferred Stock were converted on a 1:1 basis for SharpLink’s Series A-1 Preferred Stock and Series B Preferred Stock.

Item 9.01 Financial Statements and Exhibits

Financial Statements

None.

Exhibits

EXHIBIT NO.	DESCRIPTION

10.1	Exchange Agreement between SharpLink Gaming, Inc. and Alpha Capital Anstalt, dated April 2, 2025

10.2	Prefunded Common Stock Purchase Warrant between SharpLink Gaming, Inc. and Alpha Capital Anstalt, dated April 2, 2025

104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPLINK GAMING, INC.

	By:	/s/ Rob Phythian
	Name:	Rob Phythian
	Title:	Chief Executive Officer
Dated: April 3, 2025

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